Exhibit 99

NEWS RELEASE

CONTACT:
Gary S. Maier
310-972-5124

MOTORCAR PARTS OF AMERICA ANNOUNCES
APPOINTMENT OF VETERAN INTERNATIONAL EXECUTIVE TO BOARD

LOS ANGELES, CA – February 1, 2022 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today announced the appointment of Patricia (Tribby) W. Warfield to its board of directors --reflecting the company’s strong commitment to board diversity, experience, and solid corporate governance policies.

The Motorcar Parts of America board now consists of 11 directors, 10 of whom are independent.

“Tribby offers a wealth of automotive, industrial and distribution experience that will be invaluable to the company as we continue to benefit from the company’s global footprint. We look forward to her advice and counsel at an exciting stage in the company’s evolution, which today includes numerous complementary and high-demand product line offerings supported by favorable market dynamics,” said Selwyn Joffe, chairman, president and chief executive officer of Motorcar Parts of America, Inc.

Warfield, 62, most recently served as chairman and chief executive officer of APC Automotive Technologies, overseeing a restructuring and a strategic refocusing on braking and exhaust-related products. Earlier, she served as senior vice president, business development and strategy for Nitta Corporation, a Japanese global provider of power transmission and conveyor belting products for Europe, the Middle East & Africa. Previously, Warfield held dual positions at Kaman Corporation (NYSE: KAMN), as senior vice president and general manager for Kaman Fluid Power and Kaman Automation. Her career includes 25 years with the Gates Corporation (NYSE:GTES) and 11 consecutive years in Europe in key senior management and operational positions, serving in Belgium, Germany, and the United Kingdom.

Warfield currently serves on the board of two private equity-sponsored global diversified manufacturing portfolio companies. She is an advisor board member of the University of Colorado Denver Business School, and formally served as an adjunct professor at the Daniels College of Business at the University of Denver. She is a member of the National Association of Corporate Directors, as well as The Committee of 200, comprised of the world’s most successful women entrepreneurs and corporate innovators.

 Warfield graduated cum laude with a bachelor’s degree in Business Administration from National University, San Diego.

About Motorcar Parts of America

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer, and distributor of automotive aftermarket parts -- including alternators, starters, wheel bearings and hub assemblies, brake calipers, brake master cylinders, brake power boosters, turbochargers, and diagnostic testing equipment utilized in imported and domestic passenger vehicles, light trucks, and heavy-duty applications. Its products are sold to automotive retail outlets and the professional repair market throughout the United States, Canada, and Mexico, with facilities located in California, New York, Mexico, Malaysia, China and India, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia, and Canada. In addition, the company’s electrical vehicle subsidiary designs and manufactures testing solutions for performance, endurance, and production of multiple components in the electric power train – providing simulation, emulation, and production applications for the electrification of both automotive and aerospace industries, including electric vehicle charging systems. Additional information is available at www.motorcarparts.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors.  Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2021 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.
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